HUMANA INC.                                                          EXHIBIT 21
                                SUBSIDIARY LIST

DELAWARE
1.   Advanced Care Partners, Inc.
2.   Emphesys, Inc.
3.   EMPHESYS Financial Group, Inc.
4.   Health Value Management, Inc. - Doing Business As:
     a.   ChoiceCare Network
     b.   Health Value Management Network (NH)
5.   Humana HealthChicago, Inc
6.   Humana Inc. - Doing Business As:
     a.  H.A.C. Inc.
     b.  Humana of Delaware, Inc.
7.   Humana Military Healthcare Services, Inc. - Doing Business As:
     a.   Humana Military Health Services, Inc. (IL)
8.   HumanaDental, Inc.
9.   The Jacobson Management Group, Inc.
10.  Jacobson M.S.O. Texas, Inc.
11.  Jacobson M.S.O.-Texas, L.P.
12.  Medstep, Inc.

FLORIDA
1.   Humana Health Insurance Company of Florida, Inc.
2.   Humana Medical Plan, Inc. - Doing Business As:
     a.  Coastal Pediatrics-Daytona
     b.  Coastal Pediatrics-Port Orange
     c.  Coastal Pediatric-Ormond
     d.  Flagler Family Practice
     e.   Florida Dermatology Center
     f.   Humana Family Health Plan
     g.  Humana Medical Plan-West Palm Beach
     h.  Internal Medicine of Daytona
     i.  Orange Park Family Health Care
     j.  Suncoast Medical Associates

GEORGIA
1.   Humana Employers Health Plan of Georgia, Inc.
     f/k/a Emphesys Healthcare of Georgia, Inc.

ILLINOIS
1.   Humana Health Direct, Inc
2.   The Dental Concern, Ltd. - Doing Business As:
     a.   TDC (MO)

KENTUCKY
1.   Humana Health Plan, Inc. - Doing Business As:
     a.  Humana Health Care Plans of Indiana (IN)
     b.  Madison Family and Industrial Medicine (KY)
2.   Humana Insurance Company of Kentucky
3.   Humco, Inc.
4.   Marketpoint Agency, Inc.
5.   The  Dental Concern, Inc. (f/k/a Randmark, Inc.)
     - Doing Business As:
     a.  The Dental Concern/KY, Inc. (IN)
     b.  The Dental Concern/KY, Inc. (MO)

MISSOURI
1.   Humana Insurance Company - Doing Business As:
     a.   Dental Care Affiliates (GA)

2.   Humana Kansas City, Inc. - Doing Business As:
     a.Humana Prime Health Plan

OHIO
1.    Humana  Health  Plan of Ohio, Inc.
      f/k/a ChoiceCare Health Plans, Inc. - Doing Business As:
  a.   ChoiceCare/Humana (IL, IN, KY, OH)
  b.   Humana/ChoiceCare (IL, IN, KY, OH)

PUERTO RICO
1.   Humana Health Plans of Puerto Rico, Inc.
2.   Humana Insurance of Puerto Rico, Inc.

TEXAS
1.   Emphesys Insurance Company
2.   Humana GW, Inc.
3.   Humana Health Plan of Texas, Inc. - Doing Business As:
     a.  Humana Health Plan of San Antonio
     b.  Humana Regional Service Center
     c.  Leon Valley Health Center
     d.  Lincoln Heights Medical Center
     e.  MedCentre Plaza Health Center
     f.  PCA Health Plans of Texas, Inc.
     g.  Perrin Oaks Health Center
     h.  Val Verde Health Center
     i.  West Lakes Health Center
     j.  Wurzbach Family Medical Center

VERMONT
1.   Managed Care Indemnity, Inc. - Doing Business As:
     a.   Witherspoon Parking Garage (KY)

VIRGINIA
1.   Humana Group Health Plan, Inc.

WISCONSIN
1.   CareNetwork, Inc. - Doing Business As:
     a.   CARENETWORK
2.   EMPHESYS Wisconsin Insurance Company
3.   Employers Health Insurance Company
4.   Humana Wisconsin Health Organization Insurance Corporation
     . Doing Business As:
     a.   WHOIC
     b.   WHO
5.   HumanaDental Insurance Company
6.   Independent Care, Inc.
7.   Network EPO, Inc.
8.   Wisconsin Employers Group, Inc.

FOREIGN

BERMUDA
1.   Hallmark RE Ltd.